Exhibit 99.1
Global Cash Access Reports First Quarter 2010 Results
Las Vegas, NV — May 5, 2010 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter ended March 31, 2010.
Highlights:
•	Cash EPS of $0.17
•	Revenue of $158.5 million
•	Completion of the Western Money Systems acquisition
•	Completion of $25 million share repurchase on April 8, 2010
•	Completion of $25 million debt repurchase on May 3, 2010
•	Fiscal year 2010 Cash EPS guidance increased to between $0.75 and $0.78
“We are encouraged that we are starting to see modest sequential stability in several of the markets we serve” said Scott Betts, the Company’s president and chief executive officer. “While conditions in the gaming industry remain challenging and continue to be weak in many jurisdictions, the Company has many new and exciting initiatives in the works that we believe will contribute to our long term growth. We are continuing to increase the resources and investments in our new product programs. We announced the launch of Casino Share Intelligence (CSI) a proprietary marketing and business intelligence tool that we believe will change the way gaming operators evaluate their marketing initiatives. We believe this is the first and only tool that gives gaming operators market share, loyalty share – or ‘share of wallet’ – and patron share and that this new web delivered service will allow the marketing departments of gaming establishments to understand how their various programs are performing in the market.”
“We are also pleased to announce that our acquisition of Western Money Systems has been completed as of today. We believe that this represents a very important step in our product and services strategy and that we will be increasingly able to integrate a true end-to-end solution that will include best in class monitoring, service levels and ease in rolling out new products. This work is well underway through our QuikTicket initiative,” concluded Mr. Betts.
Fiscal First Quarter 2010 Results
Revenue was $158.5 million, a decrease of 12.8% over the $181.7 million in revenue recorded in the same quarter last year. Revenues during the quarter were adversely impacted by the continued weakness in the gaming sector and consumer revolving credit. Operating income was $15.5 million, a decrease of 19.7% over the $19.3 million recognized in the prior year’s first quarter. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $19.9 million, a decrease of 17.4% compared to the same period in the prior year’s first quarter. Income from continuing operations in the first quarter of 2010 was $11.2 million, down 23.3% from the first quarter of 2009. Diluted earnings per share from continuing operations were $0.10 in the first quarter of 2010 (on 70.5 million diluted shares) as compared to $0.12 in the first quarter of 2009 (on 77.4 million diluted shares). Cash EPS were $0.17 in the first quarter of 2010, a 5.6% decrease from the $0.18 reported in the prior year’s first quarter.
2010 Outlook
While the Company has seen modest sequential stability in several of the markets it serves, the Company continues to believe the timing and the extent of a recovery, if any, remains unclear and that this uncertainty will continue for the foreseeable future. The Company expects that revenue will be approximately flat to slightly down from the revenue reported in 2009. Diluted earnings per share from continuing operations are expected to be approximately between $0.46 and $0.48 per share and Cash EPS are now expected to be approximately between $0.75 and $0.78 per share.

The foregoing expectations reflect the following assumptions:
An effective tax rate for the full year of approximately 38%;
Cash outlays for capital expenditures of approximately $7 to $9 million; and
Fully diluted shares outstanding for the full year of approximately 67.5 to 68.5 million
Investor Conference Call and Webcast
The Company will host an investor conference call to discuss its first quarter 2010 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (866) 788 -0539 or for international callers (857) 350-1677; the conference ID is 74651225. A replay will be available one hour after the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888 for international callers; the conference ID is 67327269. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our belief that timing and the extent of a recovery, if any, in the markets we serve remains unclear and that this uncertainty will continue for the foreseeable future; (b) our 2010 revenue, diluted earnings per share, and Cash EPS expectations and the assumptions upon which they are based; (c) our belief that gaming operators will adopt the usage of our new products and that we will be able to commercialize and integrate all of such products in an end-to-end solution; (d) our expectation that our effective tax rate for the full year 2010 will be approximately 38%; (e) our expectation that cash outlays for capital expenditures will be between approximately $7 and $9 million; (f) our assumption that there will be approximately 67.5 to 68.5 million diluted shares outstanding; and (g) our belief that EBITDA, adjusted EBITDA, and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing is helpful to investors.

Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected changes in the market and economic conditions; (b) reduced demand for or increased competition with our products and services that affects our 2010 revenue, diluted earnings per share, Cash EPS and EBITDA; (c) unexpected issues with the development or commercialization of new products and the failure of gaming operators to employ such products in an end-to-end solution; (d) unexpected events that may require capital expenditures to materially differ from those expected; (e) unexpected adjustments to average 30-day LIBOR or the amount of outstanding balances subject to 30-day LIBOR; (f) with respect to our expectation that our effective tax rate will be approximately 38% for the full year 2010 (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (g) unanticipated share issuances or redemptions, and (h) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 15, 2010, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.

CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

GLOBAL CASH ACCESS HOLDINGS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$106,608	$84,768
Restricted cash and cash equivalents	369	369
Settlement receivables	4,834	11,001
Other receivables, net	18,303	24,523
Prepaid and other assets	9,774	10,415
Property, equipment and leasehold improvements, net	17,907	19,419
Goodwill, net	174,378	174,354
Other intangibles, net	26,583	28,154
Deferred income taxes, net	144,653	148,764

Total assets	$503,409	$501,767

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Settlement liabilities	$50,819	$61,313
Accounts payable	34,984	28,482
Accrued expenses	11,945	16,813
Borrowings	249,500	249,750

Total liabilities	347,248	356,358

COMMITMENTS AND CONTINGENCIES (NOTE 5)

Retained earnings
Common stock, $0.001 par value, 500,000 shares authorized and 84,109 and 83,344 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	84	83
Preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at March 31, 2010 and December 31, 2009, respectively	—	—
Additional paid in capital	187,796	183,486
Retained earnings	78,252	71,302
Accumulated other comprehensive income	2,228	2,190
Treasury stock, at cost, 15,473 and 15,404 shares at March 31, 2010 and December 31, 2009, respectively	(112,104)	(111,564)

Total Global Cash Access Holdings, Inc. stockholders’ equity	156,256	145,497

Minority interest	(95)	(88)

Total stockholders’ equity	156,161	145,409

Total liabilities and stockholders’ equity	$503,409	$501,767

GLOBAL CASH ACCESS HOLDINGS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
REVENUES:
Cash advance	$66,013	$81,366
ATM	81,778	86,423
Check services	7,674	10,827
Central Credit and other revenues	3,047	3,059

Total revenues	158,512	181,675

Cost of revenues (exclusive of depreciation and amortization)	(119,649)	(137,170)
Operating expenses	(18,957)	(20,462)
Amortization	(1,966)	(2,220)
Depreciation	(2,417)	(2,551)

OPERATING INCOME	15,523	19,272

INTEREST INCOME (EXPENSE), NET
Interest income	42	114
Interest expense	(4,363)	(4,768)

Total interest income (expense), net	(4,321)	(4,654)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	11,202	14,618

INCOME TAX PROVISION	(4,257)	(5,555)

INCOME FROM CONTINUING OPERATIONS, NET OF TAX	6,945	9,063

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	32

NET INCOME	6,945	9,095
PLUS: NET LOSS ATTRIBUTABLE TO MINORITY INTEREST	5	14

NET INCOME ATTRIBUTABLE TO GLOBAL CASH ACCESS HOLDINGS, INC AND SUBSIDIARIES	6,950	9,109

Foreign currency translation, net of tax	38	(146)

COMPREHENSIVE INCOME	$6,988	$8,963

Basic net income per share of common stock:
Continuing operations	$0.10	$0.12

Discontinued operations	$0.00	$0.00

Basic net income per share of common stock	$0.10	$0.12

Diluted net income per share of common stock:
Continuing operations	$0.10	$0.12

Discontinued operations	$0.00	$0.00

Basic net income per share of common stock	$0.10	$0.12

Weighted average number of common shares outstanding
Basic	68,268	77,368
Diluted	70,513	77,368

GLOBAL CASH ACCESS HOLDINGS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,945	$9,095
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	243	243
Amortization of intangibles	1,966	2,267
Depreciation	2,417	2,551
Gain on sale or disposal of assets	(143)	—
Provision for bad debts	1,452	2,657
Deferred income taxes	4,105	5,397
Stock-based compensation	2,120	1,840
Changes in operating assets and liabilities:
Settlement receivables	18,287	14,586
Other receivables, net	4,496	4,681
Prepaid and other assets	364	(128)
Settlement liabilities	(22,651)	(32,535)
Accounts payable	6,500	5,054
Accrued expenses	(4,838)	(3,944)

Net cash provided by operating activities	21,263	11,764

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and leasehold improvements	(762)	(1,805)
Purchase of other intangibles	(396)	(418)
Other	—	(621)

Net cash used in investing activities	(1,158)	(2,844)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under credit facility	(250)	(15,250)
Proceeds from exercise of stock options	2,190	—
Purchase of treasury stock	(540)	(20)

Net cash provided by (used in) financing activities	1,400	(15,270)

continued

GLOBAL CASH ACCESS HOLDINGS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$335	$(146)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,840	(6,496)

CASH AND CASH EQUIVALENTS—Beginning of period	84,768	77,148

CASH AND CASH EQUIVALENTS—End of period	$106,608	$70,652

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$7,422	$8,240

Cash paid for income taxes, net of refunds	$244	$47

OTHER DATA:

	2010	2009
Aggregate dollar amount processed (in billions)
Cash advance	$1.3	$1.6
ATM	$3.6	$3.9
Check warranty	$0.3	$0.5

Number of transactions completed (in millions)
Cash advance	2.8	3.2
ATM	20.6	22.4
Check warranty	1.3	1.8

GLOBAL CASH ACCESS HOLDINGS, INC AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from
Continued Operations to Diluted Earnings Per Share
from Continuing Operations, and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Reconciliation of income from continuing operations to diluted cash earnings

Income from continuing operations, net of tax	$6,945	$9,063
Plus: deferred tax amortization related to acquired goodwill	4,969	4,969

Cash earnings	$11,914	$14,032

Diluted cash earnings per share from continuing operations	$0.17	$0.18

Reconciliation of operating income to EBITDA
Operating income	$15,523	$19,272
Plus: amortization	1,966	2,220
depreciation	2,417	2,551

EBITDA	$19,906	$24,043

Weighted average number of common shares outstanding
Diluted	70,513	77,368